UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 21, 2003

ADSTAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15363	22-3666899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 325
Marina del Rey, California 90292

(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code (310) 577-8255

(Former name or former address, if changed since last report)

Item 2: Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits.

Item 2: Acquisition or Disposition of Assets

     This Form 8-K/A amends the Current Report on Form 8-K of AdStar, Inc. (“AdStar”) filed on November 4, 2003 regarding the acquisition of all the business and assets of Edgil Associates, Inc., a Massachusetts corporation (“Edgil”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 21, 2003, by and among AdStar, Edgil, EDG Acquisition Corp., a wholly owned subsidiary of AdStar, and Edward P. Hopey and Gilbert Wolsky, the two stockholders of Edgil. The sole purpose of this amendment is to provide the financial statements of the businesses acquired as required by Item 7(a) and the pro forma financial information required by Item 7(b), which financial statements and information were excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2), respectively, of Form 8-K

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements for the years ended June 30, 2002 and 2003 for Edgil Associates, Inc. consisting of the financial statements and notes provided on pages F-1 through F-19 of this report.

Page #

Report of Independent Certified Public Accountants	F — 2
Balance Sheets as of June 30, 2002 and 2003	F — 3
Statements of Operations for the years ended June 30, 2002 and 2003	F — 4
Statements of Stockholders Deficit for the years ended June 30, 2002 and 2003	F — 5
Statements of Cash Flows for the years ended June 30, 2002 and 2003	F — 6
Notes to Financial Statements	F — 7

(b)	Unaudited Pro-forma Financial Information.

Unaudited pro forma consolidated financial statements relating to the Registrant and giving effect to the acquisition of Edgil Associates, Inc. is provided on pages PF-1 through PF-7 of this report.

Page #

Unaudited Pro Forma Financial Information	PF — 1
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2003	PF — 3
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2002	PF — 5
Unaudited Pro Forma Consolidated Statements of Operations

1

Page #

for the nine months Ended September 30, 2003	PF — 6
Notes to Unaudited Proforma Consolidated Financial Statements	PF — 7

(c)	Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and among the Company, Edgil, EDG and the Edgil Stockholders, dated October 21, 2003.*
10.1	Registration Rights Agreement by and among the Company and the Edgil Stockholders, dated October 21, 2003.*
99.1	Press Release issued October 21, 2003. *

*	Previously filed on November 4, 2003 in the Registrant’s initial Current Report on Form 8-K.

2

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AdStar, Inc (Registrant)

Date	January 5, 2004	/s/ Leslie Bernhard Leslie Bernhard, President and Chief Executive Officer & CEO

3

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF EDGIL ASSOCIATES, INC. FOR THE YEARS ENDED JUNE 30,
2002 AND 2003

Page #

Report of Independent Certified Public Accountants	F — 2
Balance Sheets as of June 30, 2002 and 2003	F — 3
Statements of Operations for the years ended June 30, 2002 and 2003	F — 4
Statements of Stockholders Deficit for the years ended June 30, 2002 and 2003	F — 5
Statements of Cash Flows for the years ended June 30, 2002 and 2003	F — 6
Notes to Financial Statements	F — 7

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Page #

Unaudited Pro Forma Financial Information	PF — 1
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2003	PF — 3
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2002	PF — 5
Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2003	PF — 6
Notes to Unaudited Proforma Consolidated Financial Statements	PF — 7

Report of Independent Certified Public Accountants

Board of Directors
Edgil Associates, Inc.
North Chelmsford, Massachusetts

We have audited the accompanying balance sheets of Edgil Associates, Inc. (the “Company”) as of June 30, 2002 and 2003 and the related statement of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Edgil Associates, Inc. at June 30, 2002 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Los Angeles, California
December 30, 2003

Edgil Associates, Inc.
Balance Sheets
As of June 30,

	2002	2003

Assets
Current assets:
Cash	$229,774	$198,496
Accounts receivable, net of allowance for doubtful accounts of $12,000 and $12,000	155,173	41,811
Prepaid and other current assets	37,181	42,249

Total current assets	422,128	282,556
Property and equipment, net	37,399	17,408
Deferred tax asset	1,946,000	1,752,000

Total assets	$2,405,527	$2,051,964

Liabilities and Stockholders’ Deficit Current liabilities:
Accounts payable	$12,088	$3,692
Accrued expenses	86,049	60,757
Deferred revenue, current portion	215,000	215,000
Customer deposits	146,524	56,966
Notes payable – shareholders’, current portion	96,000	96,000

Total current liabilities	555,661	432,415
Notes payable shareholders’, net of current portion	252,000	86,000
Deferred revenue, net of current portion	4,110,876	3,755,468

Total liabilities	4,918,537	4,273,883
Commitments and contingencies
Stockholders’ deficit:
Common stock, par value $0.01; authorized 3,000,000 shares; 2,700,000 issued and outstanding	1,000	1,000
Additional paid-in capital	—	—
Accumulated deficit	(2,514,010)	(2,222,919)

Total stockholders’ deficit	(2,513,010)	(2,221,919)

Total liabilities and stockholders’ deficit	$2,405,527	$2,051,964

The accompanying notes are an integral part of these financial statements.

Edgil Associates, Inc.
Statements of Operations
For the Two Years
Ended June 30,

	2002	2003

Licensing and software	$1,810,033	$2,342,069
Customization and other	496,989	360,331

Net revenues	2,307,022	2,702,400
Cost of revenues	584,517	477,774

Gross profit	1,722,505	2,224,626
General and administrative expense	817,627	931,179
Selling and marketing expense	370,465	248,539
Product maintenance and development costs	502,777	531,578

Income from operations	31,636	513,330
Interest expense, net	(35,831)	(26,039)

Income (loss) before taxes	(4,195)	487,291
Provision for income taxes (benefit)	(1,678)	196,200

Net Income (loss)	$(2,517)	$291,091

The accompanying notes are an integral part of these financial statements.

AdStar, Inc.
Statements of Stockholders’ Equity
For the Two Years
Ended June 30, 2003

	Common Stock
			Additional Paid-In		Total Stockholders'
	Shares	Amount	Capital	Accumulated Deficit	(Deficit)

Balance, June 30, 2001	2,700,000	$1,000	$–	$(2,511,493)	$(2,510,493)
Net loss	–	–	–	(2,517)	(2,517)

Balance, June 30 2002	2,700,000	1,000	–	(2,514,010)	(2,513,010)
Net income	–	–	–	291,091	291,091

Balance, June 30, 2003	2,700,000	$1,000	$–	$(2,222,919)	$(2,221,919)

The accompanying notes are an integral part of these financial statements.

Edgil Associates, Inc.
Statements of Cash Flows
For the Two Years
Ended June 30, 2003

	2002	2003

Cash flows from operating activities:
Net income (loss)	$(2,517)	$291,091
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	49,603	39,458
Changes in assets and liabilities:
Accounts receivable	(62,786)	113,362
Deferred tax asset	(5,000)	194,000
Prepaids and other assets	64	(5,068)
Accounts payable	1,910	(8,396)
Accrued expenses	25,883	(25,292)
Deferred revenue	73,936	(355,408)
Customer deposits	89,876	(89,558)

Net cash provided by operating activities	170,969	154,189

Cash flows from investing activities:
Purchase of property and equipment	(16,086)	(19,467)

Net cash used in investing activities	(16,086)	(19,467)

Cash flows from financing activities:
Proceeds from bank line of credit	40,000	—
Repayment of bank line of credit	(40,000)	—
Repayment of officers notes payable	(68,000)	(166,000)

Net cash used in financing activities	(68,000)	(166,000)

Net decrease in cash and cash equivalents	(86,883)	(31,278)
Cash and cash equivalents at beginning of year	142,891	229,774

Cash and cash equivalents at end of year	$229,774	$198,496

Supplemental cash flow disclosure:
Interest paid	$37,740	$28,095

The accompanying notes are an integral part of these financial statements.

NOTES TO AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED June 30, 2002 and 2003

1.  Organization and Business

Edgil Associates, Inc. (the “Company” or “Edgil”) was incorporated in the State of Massachusetts on February 22, 1984 as a C-Corporation under the Internal Revenue Code.

Edgil, based in North Chelmsford, Massachusetts, is a provider of complete automated payment processing systems and content processing solutions for the publishing industry. The Company’s core business has been licensing proprietary software systems and supplying the related support and maintenance.

On October 21, 2003 the Company was sold to AdStar, Inc., see subsequent event, note 14.

2.   Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has incurred significant losses in the past resulting in an accumulated deficit $2,222,919 at June 30, 2003. The historical losses generally reflect the timing differences between revenue recognition in accordance with generally accepted accounting principals in the United States and the cash received upon the initial sale, customization and installation of 25-year licenses. The Company is currently profitable and generating positive cash flow from operations. Management believes this trend will continue into the foreseeable future. The financial statements do no include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk and Major Customers

Financial instruments that potentially subject the Company to concentrations of risk are cash and accounts receivable. The Company reduces risk on financial instruments by maintaining its cash in FDIC insured accounts.

Exposure to credit risk on accounts receivable is controlled through continuous monitoring procedures. As of June 30, 2002 and 2003, 4 and 6 customers accounted for 52 % and 50%, respectively of net accounts receivable. In each year ended June 30, 2002 and 2003, 2 and 3 customers individually represented greater than 5% net revenue, respectively. The majority of the Company’s customers have historically consisted of major newspaper publishers.

Receivable and Allowance for Doubtful Accounts

We regularly evaluate the collectibility of our trade receivables based on a combination of factors. When a customer’s account become past due, we initiate dialogue with the customer to determine the cause. If it is determined that the customer will be unable to meet its financial obligation to us, such as bankruptcy filing, deterioration in the customer’s operating results or financial position or other material events impacting their business, we record a specific reserve for bad debt to reduce the related receivable to the amount we expect to recover given all information presently available. We also record reserves for bad debts for all other customers based on certain other factors including length of time the receivables are past due and historical collection experience with individual customers. If circumstances related to specific customers change, our estimates of the recoverability of receivables could materially change.

Fair Value of Financial Instruments

Cash, accounts receivable, accounts payable, deferred revenue, customer deposits, shareholder notes payable, and accrued expenses are carried at cost which approximates their fair value because of the short-term maturity or the current lending rates of these instruments.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. When such items are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are relieved from the accounts and the resulting gain or loss is reflected in operations. Depreciation and amortization are provided using the declining balance and Straight-line method over the estimated useful lives of the assets. The depreciation and amortization periods by asset category are as follows:

Furniture and fixtures	7 years
Computer equipment	5 years
Computer Software	3 to 5 years
Leasehold improvements	Shorter of useful life or lease term

Maintenance and minor replacements are charged to expense as incurred while renewals and improvements are capitalized. Leasehold improvements are amortized over their estimated useful lives or the lives of the related leases, whichever is shorter.

Intangible Assets

Intangible assets comprise trademarks, license agreements and proprietary technology and are carried at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the estimated useful lives of the intangible assets. The Company had no intangible assets at June 30, 2002 or 2003.

Long-Lived Assets

The carrying value of long-lived assets is periodically reviewed by management for impairment losses, if any are recognized when the expected non-discounted future operating cash flows derived from such assets are less than their carrying value. The Company had no long-lived assets at June 30, 2002 or 2003.

Caitalized Software Cost

In March 2000, the Financial Accounting Standards Board’s Emerging Issue Task Force (“EITF”) issued EITF No. 00-2 “Accounting for Web Site Development Costs”, which provides guidance with respect to capitalization of certain costs incurred in connection with Web development activities and references Statement of Financial Accounting Standards (“SFAS”) No. 86 “Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed”. In accordance with these pronouncements, costs to establish the technological feasibility of software applications developed by the Company are charged to expense as incurred. Certain costs incurred subsequent to achieving technological feasibility are capitalized. Accordingly, the Company capitalizes a portion of the internal labor costs and external consulting costs associated with essential Web site development and enhancement activities. Costs associated with conceptual design and feasibility assessments as well as maintenance and routine changes are expensed as incurred. Capitalized costs are amortized based on current or future revenue for each product with an annual minimum equal to the straight-line basis over the estimated useful lives of the applications. At June 30, 2003, the Company had no capitalized software development.

Revenue Recognition

The Company derives revenue from several products and services as follows: Licensing and customization and other revenues — The Company generates revenue from technology service contracts that generally contain multiple elements such as software customization services, monthly fees and post-contract customer support (PCS). Revenue from these arrangements is recognized in accordance with Statement of Position (“SOP”) 97-2, “Software Revenue Recognition”, SOP 98-9 and SAB 101, “Software Revenue Recognition with Respect to Certain Transactions”. Accordingly, revenue is allocated to each element within the contract based on the relative fair values of those elements using vendor specific objective evidence. Revenue from upfront license fees, monthly fees and PCS under software maintenance arrangements is based upon renewal rates and is recognized ratably over the term of the arrangement, licenses generally 25 years and maintenance arrangements generally 3 to 5 years. Deferred revenue on there arrangements are $4,325,876 and $3,970,468 for the years ended June 30, 2002 and 2003. Revenue from software customization services is recognized upon the completion of services.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amounts expected to be realized.

Advertising Costs

The Company expenses the costs of advertising in the periods in which those costs are incurred. Advertising expense was approximately $16,000 and $16,000 for the years ended June 30, 2002 and 2003.

Comprehensive Income

The Company discloses comprehensive income in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income”. This statement establishes standards for reporting and disclosing comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income generally represents all changes in stockholders’ equity (deficit) during the period except those resulting from investments by, or distributions to, stockholders. The Company has no other comprehensive income items and, accordingly, net income (loss) equals comprehensive income (loss) for all periods presented.

Segment Reporting

The Company determines and discloses its segments in accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” which uses a “management” approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of a company’s reportable segments. SFAS No. 131 also requires disclosures about products or services, geographic areas and major customers. The Company’s management reporting structure provides for only one reportable segment and accordingly, no separate segment information is presented.

Accounting for Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and has elected the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company’s stock for financial reporting purposes and the exercise price of the option. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 at fair value.

New accounting pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, Accounting for Asset Retirement Obligations (“SFAS 143”), effective January 2003. SFAS 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the estimated useful life of the asset. The Company adopted SFAS 143 on January 1, 2003. The adoption did not have a material impact on the Company’s financial statements.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS 146”), effective for exit or disposal activities initiated after December 31, 2002. SFAS 146 addresses the financial accounting and reporting for certain costs associated with exit or disposal activities, including restructuring actions. SFAS 146 excludes from its scope severance benefits that are subject to an on-going benefit arrangement governed by SFAS 112, Employer’s Accounting for Post employment Benefits, and asset impairments governed by SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The adoption of SFAS 146 did not have a material impact on the Company’s financial statements.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock Based Compensation — an Amendment of SFAS No. 123 (“SFAS 148”). This statement amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company will retain the intrinsic method of accounting for stock based awards granted to employees.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of this Interpretation are currently effective and did not the Company’s financial position and results of operations. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption did not have a material impact on the Company’s financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”). This Interpretation requires that variable interest entities created after January 31, 2003, and variable interest entities in which an interest is obtained after that date, be evaluated for consolidation into an entity’s financial statements. This interpretation also applies, beginning July 1, 2003 for the Company, to all variable interest entities in which an enterprise holds an interest that it acquired before February 1, 2003. The adoption did not have a material impact on the Company’s financial statements.

3.   Property and Equipment

Property and equipment consisted of the following at June 30:

	2002	2003

Computer equipment	$374,587	$394,054
Furniture and fixtures	268,494	268,494
Leasehold improvements	1,250	1,250

	644,331	663,798
Less: Accumulated depreciation and amortization	(606,932)	(646,390)

Net property and equipment	$37,399	$17,408

Depreciation and amortization expense for the years ended June 30, 2002 and 2003 was $49,603 and $39,458 respectively.

4.   Notes Payable

On September 1, 1998, the Company entered into unsecured note agreements with its two principal Shareholders. The original principal amounts of each loan were $125,000, which subsequently increased by an additional $80,000 from each shareholder. During the years ended June 30, 2002 and 2003 the Company paid down $68,000 and $162,000 in principal borrowings. The terms of the notes include monthly minimum principal payments of $4,000 to each note holder and each note bears interest at 9 percent, payable on the outstanding balance quarterly, until the notes are paid in full. As of June 30, 2003 the Company has future minimum debt payments of $96,000 and $86,000 for the years ending June 30, 2004 and 2005.

In October 2000, the Company entered into a demand line of credit arrangement with a bank, unsecured, bearing interest at the banks index rate plus 1%, generally at 5.75%, with a maximum borrowing of $75,000. During the year ended June 30, 2002 the Company borrowed and repaid $40,000, and closed the bank line of credit.

8.  Income Taxes

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred taxes primarily consist of the tax effect of deferred license sales receipts that are recognized as income for tax purposes but are deferred for financial reporting.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. Based upon projections of future taxable income over the periods in which the deferred tax assets are deductible, no valuation allowance has been provided as management believes that it is more likely than not, based upon available evidence, that the deferred tax assets will be realized.

As of June 30, 2002 and 2003, the Company had state net operating loss carryforwards of approximately $185,000 and $55,000. The state net operating loss carryforwards will begin to expire in 2005. The Company’s ability to utilize net operating loss carryforwards may be limited in the event that a change in ownership, as defined in the Internal Revenue Code, occurs in the future.

The provision for income taxes for the years ended June 30, 2002 and 2003 differs from the amount that would result from applying the federal statutory rate as follows:

	2002	2003

Statutory regular federal income tax rate	(34.0%)	34.0%
State taxes, net of federal benefit	(6.1%)	6.1%
Other	.1%	.2%

	(40.0%)	40.3%

9.   Capitalization

Common Stock

In July, 1997 the shareholders approved an increase to the number of authorized shares of the Company’s common stock from 300,000 to 2,700,000 of class A voting common stock and from 150,000 class B non-voting to 300,000 non-voting for a total authorized of 3,000,000, and increased the principal Shareholder’s voting common shares to 1,350,000 from 150,000 each. In addition the class B non-voting common shares were authorized for issuance under the Company’s stock option plan.

Stock Options

In 1997, the Board of Directors adopted the 1997 Stock Option Plan (the “Plan”) in order to attract and retain key employees of the Company. The plan as amended during 2002 has a maximum of 300,000 shares of non-voting common stock authorized for issuance under the Plan.

The Plan provides for issuance of nonqualified and incentive stock options to key employees of the Company. Each nonqualified stock option shall have an exercise price not less than 90% of the fair value of the common stock on the date of grant, unless as otherwise determined by the committee that administers the Plan.

Each option generally has a term of five to nine years from the date of grant unless otherwise determined by the committee that administers the Plan. All options granted from 1997 through 2003 have a nine-year term.

Upon the occurrence of a change in control, as defined in the Plan, each option granted under the Plan shall thereupon be replaced with options of equal value by the acquiring company or become fully vested and exercisable.

Management opted to vest all options upon the sale of the Company to AdStar, Inc. See subsequent event, note 14.

The following table summarizes activity under the Plan for the years ended June 30, 2002 and 2003

		Weighted Average
	Shares	Exercise Price

Outstanding at June 30, 2001	130,500	$1.05
Granted	–	–
Exercised	–	–
Forfeited	–	–

Outstanding at June 30, 2002	130,500	$1.05
Granted	–	–
Exercised	–	–
Forfeited	–	–

Outstanding at June 30, 2003	130,500	$1.05

Options exercisable at June 30, 2002	57,800	$1.05
Options exercisable at June 30, 2003	81,700	$1.05
Options available for future grant	169,500

The following table summarizes information about stock options outstanding at June 30, 2003:

				Options Exercisable at
	Options Outstanding at June 30, 2003			June 30, 2003

		Weighted Average
		Remaining
	Number of Shares	Contractual Life	Weighted Average	Number of Shares	Weighted Average
Exercise Price	Outstanding	(years)	Exercise Price	Exercisable	Exercise Price

$0.92	52,000	6.17	$0.92	30,600	$0.92
$1.02	10,000	5.75	$1.02	10,000	$1.02
$1.16	68,500	3.00	$1.16	41,100	$1.16

	130,500			81,700

Fair Value Disclosures

Prior to the Company’s sale to AdStar, Inc. the fair value of each option grant was determined on the date of grant using the fair value method. The weighted fair value of the options granted was $0.20 as determined using the Black-Scholes option-pricing model. The Company calculated the fair value of each option granted on the date of grant using the fair value method or Black-Scholes model as prescribed by SFAS No. 123 using the following assumptions:

	Year Ended June 30,

	2002	2003

Risk-free interest rate	4.25%	4.25%
Expected lives (years)	5.0	5.0
Dividend yield	0.0%	0.0%
Expected volatility	0.0%	0.0%

The Company has adopted the disclosure only provisions of SFAS No. 123. If compensation cost associated with the Company’s stock-based compensation plan had been determined using the fair value prescribed by SFAS No. 123, the Company’s net income (loss) for 2002 and 2003 would have increased or decreased to the pro forma amounts indicated below:

	Year Ended June 30,

	2002	2003

Net Income (loss) — as reported	$(2,517)	$291,091
Add: Stock based employee compensation included in reported loss	-0-	-0-
Deduct: Employee compensation expense	(5,900)	(3,556)

pro forma	(8,417)	287,535

12.	Commitments and Contingencies

Operating and Capital Lease Commitments

The Company has certain non-cancelable operating lease obligations for office space. The operating lease is for office space located in Chelmsford, Massachusetts which expires August 31, 2006. The leases contain certain escalation clauses based on certain charges that the landlords of the properties may incur over the base year, as defined in the lease agreements, which have been straight-lined.

Future minimum lease payments under the noncancelable operating and capital leases as of June 30, 2003 are as follows:

Years Ending December 31,	Operating Leases

2004	$81,929
2005	85,114
2006	88,505
2007	14,845

Total minimum obligations	$270,293

Rent expense for the years ended June 30, 2002 and 2003 was approximately $105,500 and $107,800, respectively.

13.	Directors’ Indemnification

Edgil’s Certificate of Incorporation provides mandatory indemnification rights to any officer or director of Edgil who, by reason of the fact that he or she is an officer or director of Edgil, is involved in any legal proceeding unless such person shall have been adjudged by a court of competent jurisdiction not to have acted in the best interests of the corporation.

14.	Subsequent Event

On October 21, 2003 (the “Effective Date”), Edgil Associates, Inc. (“Edgil”)

sold its business and all of its assets to AdStar, Inc. (AdStar), a Delaware corporation, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the Effective Date, by and among the Company, AdStar, EDG Acquisition Corp., a wholly owned subsidiary of AdStar, and Edward P. Hopey and Gilbert Wolsky, the two stockholders of Edgil (the Edgil Stockholders).

Pursuant to the Merger Agreement, AdStar paid $1,520,000 in cash and issued 1,311,530 shares of its $.0001 par value per share common stock (the “Common Stock”) at a fair market value of $2,111,563, based on the average closing price of the Common Stock for the 10 trading day period beginning on the 5th trading day preceding the Effective Date, in exchange for all of the business and assets of Edgil. The consideration paid to the Edgil Stockholders was determined in an “arms-length” negotiation and the transaction was unanimously approved by the Boards of Directors of both Companies’. Prior to the Effective Date, neither Edgil nor any of its affiliates, nor any officer or director of Edgil or any associate of any such officer or director, had any material relationship with AdStar, except that AdStar was a customer of Edgil.

AdStar, based in Marina Del Rey, California, is a provider of complete automated ad processing systems and solutions for the publishing industry. The sale of Edgil will be accounted for as a purchase business combination by AdStar, Inc. in accordance with the Statement of Financial Accounting Standards (SFAS) no. 141, “Business Combinations.” Edgil will operate as a wholly owned subsidiary of AdStar and the Company’s financial statements will be included in the results of AdStar from the closing date of the acquisition (October 21, 2003).

Pursuant to the Merger agreement the two stockholders of Edgil entered into employment agreements whereby each receives a monthly salary of $7,000 for six months from the effective date.

Pursuant to the Merger agreement the notes payable to the two stockholders were restated whereby each stockholder received $51,500 in principal payments upon the closing and the remaining $31,500 note balance, for each Stockholder, is to be repaid in six equal payments of principal along with all interest at a rate of 8% per annum, with the first payment to be made on the six month anniversary of the Effective Date (October 21, 2003) and each of the next five payments to be paid each six months thereafter, with the final payment to be made on the third anniversary of the Closing Date.

Pursuant to the Merger agreement, at the Closing, AdStar replaced each Edgil option with a corresponding AdStar option (based on the merger consideration received by the Edgil Stockholders) as follows: (a) each holder of an option to purchase shares of Edgil Common Stock at $0.92 per share received in replacement therefor an option to purchase that number of shares of AdStar Common Stock as equaled the number of shares of Edgil Common Stock which such optionee had a right to purchase, multiplied by 0.4858, at a price per share of $0.73; (b) each holder of an option to purchase shares of Edgil Common Stock at $1.02 per share received in replacement therefor an option to purchase that number of shares of AdStar Common Stock as equaled the number of shares of Edgil Common Stock which such optionee had a right to purchase, multiplied by 0.4858, at a price per share of $0.94; (c) each holder of an option to purchase shares of Edgil Common Stock at $1.16 per share received in replacement therefor an option to purchase that number of shares of AdStar Common Stock as equaled the number of shares of Edgil Common Stock which such optionee had a right to purchase, multiplied by 0.4858, at a price per share of $1.23.

On December 4, 2003, the former Stockholders of Edgil Associates, Inc. (“Edgil”) received a communication Trudeau & Trudeau Associates, Inc., a Massachusetts-based mergers and acquisitions broker (“Trudeau”), requesting compensation regarding an engagement agreement entered into on July 10, 2002, whereby the Company paid Trudeau a $10,000 retainer, and pursuant to which Trudeau was entitled to a contingent “Accomplishment Fee” calculated as a percentage of the consideration received for any acquisition of Edgil, including by way of merger, which fee was payable upon consummation of such a transaction. If Trudeau were entitled to an Accomplishment Fee for the merger of the Company into Adstar, that fee would range from approximately $200,000 to $300,000. The Engagement Agreement, as amended, expired 360 days after its date of inception (with the exception of a tail payment for acquisition candidates on a specific list, amongst which AdStar is not listed), and the Engagement Agreement implies, without expressly so stating, that the right to receive the Accomplishment Fee expires then as well.

The former Stockholders of Edgil have informed us that the proposal from AdStar, Inc. (“AdStar”) to acquire Edgil, and all discussions addressing the possibility of AdStar’s acquisition of Edgil, occurred after the expiration of the Engagement Agreement and, accordingly, Trudeau is not entitled to any Accomplishment Fee. There has been no formal contact from Trudeau or its’ attorney’s to the former Stockholder’s, Edgil or AdStar since the above noted communication.

(b) Unaudited Pro-forma Financial Information

     On October 21, 2003 (the “Effective Date”), AdStar, Inc. (the “Company”) acquired all of the business and assets of Edgil Associates, Inc., a Massachusetts corporation (“Edgil”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the Effective Date, by and among the Company, Edgil, EDG Acquisition Corp., a wholly owned subsidiary of the Company (“EDG”), and Edward P. Hopey and Gilbert Wolsky, the two stockholders of Edgil (the “Edgil Stockholders”).

     Pursuant to the Merger Agreement, the Company paid $1,520,000 cash and issued 1,311,530 shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”), at a fair market value of $2,111,563, based on the average closing price of the Common Stock for the 10 trading day period beginning on the 5th trading day preceding the effective date, in exchange for all the business and assets of Edgil. The Company issued authorized, but previously unissued, shares of Common Stock in the acquisition. The number of shares of Common Stock issued in exchange for the shares held by the Edgil Stockholders was determined in an “arms-length” negotiation and the transaction was unanimously approved by the Boards of Directors of the Company. Prior to the Effective Date, neither the Company nor any of its affiliates, nor any officer or director of the Company or any associate of any such officer or director, had any material relationship with Edgil, except that AdStar was a customer of Edgil.

     In connection with the Merger Agreement the Company and the Edgil Stockholders entered into a Registration Rights Agreement, dated as of October 21, 2003, pursuant to which the Company has agreed to file a Registration Statement on Form S-3, on or prior to the 60th day following the Effective Date, for the purposes of registering under the Securities Act of 1933 the re-sale of the shares of Common Stock issued to such stockholders pursuant to the Merger Agreement. Due to delays in preparation of the Pro-forma information required in the S-3 filing both parties have agreed in principal to extend the due date of the filing of the S-3 to be no later than January 31, 2003.

     The foregoing descriptions of the Merger Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

     The following unaudited pro forma summary presents the consolidated results of operations as if the merger with AdStar, Inc. had occurred at the beginning of the period. The Unaudited Consolidated Pro Forma Balance Sheet as of September 30, 2003 includes the balance sheets of AdStar and Edgil at that date. For the year ended December 31, 2002 the information contained in the Unaudited Consolidated Pro Forma Statement of Operations includes the information for AdStar for that year and the information for Edgil for the year ended December 31, 2002, which is based on adding six months ended June 30, 2002 and the six months ended December 31, 2002. For the nine month period ended September 30, 2003, the information contained in the Unaudited Consolidated Pro Forma Statements of Operations includes nine months of information of AdStar for that period and nine months of information for Edgil, comprised of nine months ending September 30, 2003. The adjustments shown on the Unaudited Consolidated Balance Sheets as of September 30, 2003, and the Unaudited Consolidated Statements of

Operations for year ended December 31, 2002 and the nine months ended September 30, 2003 are preliminary and are subject to change as the Company finalizes the accounting for the acquisition.

     These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the merger been made at the beginning of the periods presented, nor are they indicative of future results. As a result, the unaudited pro forma net results and the pro forma per share amounts do not purport to represent what AdStar’s results of operations would have been if the merger with Edgil had occurred at the beginning of the period, and is not intended to project AdStar’s results of operations for any future period.

     The pro forma financial information presented includes preliminary purchase accounting adjustments that reflect a value of approximately $3.8 million assigned to intangible assets such as purchased software, customer lists and goodwill. The Company is in the process of determining the value of any acquired intangible assets. The Company expects to complete the valuation of acquired intangible assets in the near future and will make any necessary adjustments to the allocation of the purchase price to the fair value of the net assets acquired as needed.

AdStar, Inc. and Subsidiary
Pro Forma Consolidated Balance Sheet
As of September 30, 2003 (unaudited)

	AdStar	Edgil		Adjustments	Consolidated

Assets
Current assets:
Cash	$1,041,490	$187,158	(1)	$1,987,500	$1,395,298
			(2)	(197,850)
			(3)	(1,520,000)
			(4)	(103,000)
Cash held in escrow	2,112,500	—	(1)	(2,112,500)
Restricted cash	20,000	—			20,000
Accounts receivable, net of allowance for doubtful of $46,000 and $12,000	329,927	142,750			472,677
Notes receivable from officers — current portion	7,484	—			7,484
Prepaid and other current assets	82,837	37,467			120,304

Total current assets	3,594,238	367,375		(1,945,850)	2,015,763
Notes receivable from officers, net of current portion	234,293	—			234,293
Property and equipment, net	2,539,497	14,679			2,554,176
Deferred tax asset	—	1,793,000	(3)	(1,793,000)	—
Intangible assets, net	17,652	—	(3)	3,794,723	3,812,375
Other assets	31,413	—			31,413

Total assets	$6,417,093	$2,175,054		$55,873	$8,648,020

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,282	$12,646			30,928
Due to publications	1,830,072	—			1,830,072

	AdStar	Edgil		Adjustments	Consolidated

Accrued expenses	751,184	93,217	(1)	(125,000)	696,551
			(2)	(197,850)
			(3)	175,000
Deferred revenue, current portion	109,810	215,000	(3)	(215,000)	109,810
Notes payable Shareholders’ — current portion		96,000	(4)	(96,000)	—
Capital lease obligations — current portion	31,698	—			31,698

	2,741,046	416,863		(458,850)	2,699,059
Total current liabilities
Notes payable Shareholders’ — net of current portion	—	70,000	(4)	(7,000)	63,000
Capital lease obligations, net of current portion	26,157	—			26,157
Deferred revenue, net of current portion	—	3,906,679	(3)	(3,906,679)	—

Total liabilities	2,767,203	4,393,542		(4,372,529)	2,788,216
Commitments and contingencies
Stockholders’ equity:
Convertible Preferred stock, par value $0.0001; authorized 5,000,000 shares; issued and outstanding:
Series A, 1,443,457 issued and outstanding; liquidation preference of $1,999,610	1,697,840	—			1,697,840
Series B, 2,000,000 issued and outstanding; liquidation preference of $1,566,369	1,342,404	—			1,342,404
Common stock, par value $0.0001; authorized 20,000,000 shares; 10,164,160 shares issued and outstanding:	1,017	—	(3)	1,312	2,329
Common stock, par value $0.01; authorized 3,000,000 shares 2,700,000 issued and outstanding	—	1,000	(3)	(1,000)	—
Additional paid-in capital	13,378,423	—	(3)	2,208,602	15,587,025
Treasury stock, par value $0.0001; 67796 shares	(67,796)	—			(67,796)
Accumulated deficit	(12,701,998)	(2,219,488)	(3)	2,219,488	(12,701,998)

Total stockholders’ equity	3,649,890	(2,218,488)		4,428,402	5,859,804

Total liabilities and stockholders’ equity	$6,417,093	$2,175,054		$55,873	$8,648,020

See accompanying notes to Pro Forma Financial Statements (Unaudited)

AdStar, Inc. and Subsidiary
Pro Forma Consolidated Statement of Operations
For the year ended
December 31, 2002 (unaudited)

	AdStar		Edgil		Adjustments
ASP, net		$915,819	$—		$			$915,819
Licensing and software		1,070,341	2,076,051					3,146,392
Customization and other		255,332	428,660					683,992

Net Revenues		2,241,492	2,504,711			—		4,746,203
Cost of revenues, including depreciation and amortization of $400,023 and $100,000		1,106,502	531,145	(5)		100,000		1,737,647

Gross profit		1,134,990	1,973,566			(100,000)		3,108,556
General and administrative expense		1,859,826	874,403					2,734,229
Selling and marketing expense		555,588	309,502					865,090
Product maintenance and development expenses		627,040	517,177					1,144,217
Restructuring expenses		322,604	—					322,604

Income (Loss) from operations		(2,230,068)	272,484			(100,000)		(2,057,584)
Other income (expense)		62,796	—					62,796
Interest income, net		14,389	(30,934)					(16,545)

Loss before provision for income taxes		(2,152,883)	241,550			(100,000)		(2,011,333)
Provision for income taxes		(6,760)	(97,261	)(7)		97,261		(6,760)

Net income (loss)		$(2,159,643)	$144,289			$(2,739)		$(2,018,093)
Deemed dividend on issuance of Series B-1 Preferred stock		(204,000)	—			—		(204,000)

Net (income) loss applicable to common stockholders		$(2,363,643)	$144,289			$(2,739)		$(2,222,093)

	$						$
Loss per share – basic and diluted		(0.29)						(0.23)
Weighted average number of shares – basic and diluted		8,193,132						9,504,662

See accompanying notes to Pro Forma Financial Statements (Unaudited)

AdStar, Inc. and Subsidiary
Pro Forma Consolidated Statement of Operations
For the nine months ended
September 30, 2003 (unaudited)

	AdStar	Edgil		Adjustments
ASP, net	$1,106,706	$—		$		$1,106,706
Licensing and software	637,344	1,565,369				2,202,713
Customization and other	147,417	313,475				460,892

Net Revenues	1,891,467	1,878,844			—	3,770,311
Cost of revenues, including depreciation and amortization of $378,161 and $75,000	923,737	360,734	(6)		(75,000)	1,359,471

Gross profit	967,730	1,518,110			(75,000)	2,410,840
General and administrative expense	930,753	660,886				1,591,639
Selling and marketing expense	504,300	191,154				695,454
Product maintenance and development expenses	887,712	399,419				1,287,131

Income (Loss) from operations	(1,355,035)	266,651			(75,000)	(1,163,384)
Other income (expense)	(10,000)	—				(10,000)
Interest income (expense), net	4,998	(17,274)				(12,276)

Loss before provision for income taxes	(1,360,037)	249,377			(75,000)	(1,185,660)
Provision for income taxes	(2,888)	(100,400	)(7)		100,400	(2,888)

Net income (loss)	$(1,362,925)	$148,977			$25,400	$(1,188,548)

Loss per share – basic and diluted	$(0.16)	$—		$		$(0.12)
Weighted average number of shares – basic and diluted	8,296,130					9,607,660

     See accompanying notes to Pro Forma Financial Statements (Unaudited)

AdStar, Inc.
Notes To Proforma Financial Statements (Unaudited)

(1)	To record close of September 2003 private placement of $1,987,500 net of $125,000 in refunded subscription.

(2)	To record $197,850 placement agent fees to Paulson Capital Corp. for September 2003 Private placement.

(3)	To record $3,904,913 as the estimated purchase price of Edgil Associates, Inc. (Edgil), which is comprised of $1,520,000 in cash, $2,111,563 in fair market value for 1,311,530 shares of AdStar’s $.0001 par value per share common stock, based on the 10 day average, in exchange for all the outstanding capital stock Edgil, $98,350 for fully vested Edgil employee options replaced with AdStar options valued using the Black-Scholes method, plus an estimated $175,000 in professional and other fees associated with the closing of the transaction. To adjust $4,121,679 in Edgil deferred revenues and $1,793,000 of deferred taxes to fair market value in accordance with purchase accounting rules and eliminate accumulated deficit of $2,218,488 in Edgil. This resulted in the following entry:

Intangibles	3,794,723
Common Stock – Edgil	1,000
Deferred revenue	4,121,679
Accrued expenses		175,000
Cash Paid		1,520,000
Common Stock – AdStar		1,312
Additional Paid-in Capital		2,208,602
Deferred tax asset		1,793,000
Accumulated deficit – Edgil		2,219,488

(4)	To record $103,000 in cash paid from Edgil as a principal paydown on notes payable to Edgils’ principal shareholders as part of a restructuring of the notes pursuant to the merger and acquisition agreement.

(5)	To record estimated amortization of purchased intangibles for the year ended December 31, 2002.

(6)	To record estimated amortization of purchased intangibles for the nine months ended September 30, 2003.

(7)	Te eliminate Edgil Income tax expense